Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Account dated February 16, 2006 and March 31, 2006, respectively, in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-110336) and related Prospectus and Statement of Additional Information of Carillon Account for the registration of its "VA II SA" Flexible Premium Deferred Variable Annuity.


                                         /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
April 21, 2006